UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2009

DEEP WELL OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-24012	13-3087510
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Suite 700, 10150 – 100 Street, Alberta, Canada	T5J 0P6
(Address of principal executive offices)	(Zip Code)

  Registrant’s telephone number, including area code:  (780) 409-8144

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or By-laws.

On August 28, 2009, the Board of Directors of Deep Well Oil & Gas, Inc. (the “Company”) adopted amended and restated By-Laws of the Company (the “By-Laws”). The By-Laws became effective immediately upon adoption. The significant amendments reflected in the By-Laws are as follows:

1.
the provisions related to the timing and rules related to stockholder meetings were amended to provide, as required by Nevada law, that a meeting of stockholders be held within 18 months of the prior meeting of stockholders; and

2.	the By-Laws now clarify that the Chairman, President or a majority of the members of the Board of Directors of the Company may call a special meeting of stockholders; and

3.
the provisions related to the fixing of a record date for the purpose of determining the stockholders entitled to notice of or to vote at a stockholders meeting have been amended to require that such record date must be not more than 60 days and not less than 10 days before the date of the meeting. Prior to the amendments, the record date was required to be not more than 50 days before the date of the meeting; and

4.
the provisions related to the quorum of stockholders necessary to hold stockholder meetings was changed to provide for a reduced quorum from 50% of outstanding shares to 25% of outstanding shares at any meeting which is adjourned because the required 50% quorum was not present at the original meeting; and

5.	provisions were added to the By-Laws providing for advance notice of stockholder proposals and director nominations for consideration at the annual meeting of stockholders; and

6.
amendments included in the By-Laws were made to include new limitations on the minimum and maximum number of directors that may serve on the Board of the Company. Under the By-Laws, the Company must have at least 3, but not more than 15, directors. Under the former by-laws of the Company, no such limitations existed. In addition, the By-Laws now require that a majority of directors present at any meeting or special meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. At least 72 hours’ notice of any adjourned meeting of the Board must be given to each director whether or not present at the time of the adjournment. Prior to such amendments, no such notice was required if the time and place were fixed at the meeting that was adjourned. Provisions have been added to the By-Laws to permit the Chairman or President of the Company acting together with at least one director to, if an emergency exists, call a Board meeting after providing only 24 hours notice; and

7.
the By-Laws have been amended to clarify that the Company can have the following officers: Chairman, President, Vice Presidents, Secretary, Treasurer, and Assistant Secretaries and Treasurers. The By-Laws now define the basic duties of the Company’s officers, and provide that the Board or President of the Company can assign additional duties to such officers. Prior to the amendment, the by-laws of the Company provided that duties were more specific; and

8.
the indemnification provisions of the By-Laws have been placed in their own section, and have been amended to be clear that the Company indemnifies its directors and officers to the fullest extent allowed under Nevada law; and

9.	the By-Laws no longer require that the Company execute documents under a corporate seal; and

10.	the provisions of the By-Laws related to access to the Company corporate records have been amended in order to maintain the level of confidentiality appropriate for a public company.

The above is qualified in its entirety by reference to the full text of the By-Laws of the Company, as amended and restated effective August 28, 2009, attached as exhibit 3.1 to this current report on Form 8-K and filed herewith.

Item 9.01                      Financial Statements and Exhibits.

(a)  Financial Statements

Not Applicable.

(d)  Exhibits to subject matter reported on this Form 8-K

Exhibit No.	Description
3.1	Amended and Restated By-laws effective August 28, 2009 of Deep Well Oil & Gas, Inc., filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEEP WELL OIL & GAS, INC.

Date: September 3, 2009	By:	/s/ Horst A. Schmid
Dr. Horst A. Schmid
Chairman and CEO